SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): December 2, 2004

                    RAPTOR NETWORKS TECHNOLOGY, INC.
     ----------------------------------------------------
    (Exact Name of Registrant as Specified in its Charter)


          Colorado               333-74846           84-1573852
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(State or Other Jurisdiction   (Commission File       (IRS Employer
      Incorporation)              Number)         Identification Number)



1241 E. Dyer Road, Suite 150, Santa Ana, CA                92705
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 (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code:  (949) 623-9300
                                                    ----------------


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(Former Name or Former Address, If Changed Since Last Report)     (Zip Code)




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Item 5.02   Departure of Directors or Principal Officers; Election of
            Directors; Appointment of Principal Officers

On December 2, 2004 by action without a meeting, the Registrant's Board of Directors consented to acceptance of the voluntary resignation of its Director, Mr. Ananda Perera and to the appointment of Mr. Ken R. Bramlett, Jr. a Director of the Company replacing Mr. Perera and filling the vacancy, arising from Mr. Perera's resignation as a member of its Board. Mr. Perera has informed the Board that he was withdrawing as a Director of the Company in order to enable it to continue to move toward its stated goal to increase the outside Director composition of the Board. As an executive officer and an inside Director of the Registrant, Mr. Perera indicated that his withdrawal in favor of his suggested appointment of Mr. Bramlett would have a salutory effect in that regard. Mr. Perera further stated to the Board that his withdrawal was not a result of any disagreement with the Registrant on any matter relating to its operations, policies or practices.

Mr. Bramlett, age 45, has two decades of legal, financial, human resources and investor relations experience in general business and the technology services area. He served as Senior Vice President, General Counsel and Secretary of Venturi Partners, Inc., a leading technology consulting and professional staffing services company, from January 2001 until Venturi's sale in September 2004. Prior to 2001, Mr. Bramlett served as Venturi's
Chief Financial Officer and Treasurer from October 1999 to January 2001 and as its Senior Vice President, General Counsel and Secretary from October 1996 until October 1999. Mr. Bramlett also served on the company's board of directors from August 1997 to January 2001.

Prior to joining Venturi Partners in October 1996, Mr. Bramlett practiced law for 12 years with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina law firm, the last six years as a Partner of the firm.

Mr. Bramlett also serves on the board of directors of World Acceptance Corporation, a small loan consumer finance company headquartered in Greenville, South Carolina, where he has chaired the company's governance committee since 2002.

The Board of Directors, without the participation of Mr. Perera, consented to acceptance of Mr. Perera's resignation for the stated purpose and to the appointment of Mr. Ken R. Bramlett, Jr. as a Director of the Company, effective immediately.

There is no arrangement or understanding between Mr. Bramlett and any other persons pursuant to which Mr. Bramlett was selected as a Director of the Company.

The Company at the present time has no committees of the Board of Directors and Mr. Bramlett is, in that regard, on an equal footing with the Company's other Directors for subsequent service on committees in the event that such committees may be formed by the Board in the future.

There are no relationships or related transactions in place or otherwise disclosable in connection with Mr. Bramlett's appointment to the Registrant's Board of Directors.



[Rest of Page Intentionally Blank. Signature on Following Page.]



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                                  SIGNATURE
                                  ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 RAPTOR NETWORKS TECHNOLOGY, INC.



Date:  December 3,  2004         By: /s/ Bob Van Leyen
                                    ----------------------------------
                                    Bob Van Leyen
                                    Secretary/Chief Financial Officer



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